UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Wm. Britton Greene to Chief Executive Officer

The Company announced on February 18, 2008 a management transition plan in which Wm. Britton Greene will become the Company's Chief Executive Officer effective as of May 13, 2008, the date of the Company’s annual meeting of shareholders. Mr. Greene, age 53, has over 25 years of experience in real estate development, finance and management. He was promoted to President and Chief Operating Officer of the Company in October 2007 after serving as Chief Operating Officer since August 2006. Mr. Greene was named President of St. Joe Towns & Resorts in February 2004, where he led the Company’s residential and resort projects throughout Florida and the Mid-Atlantic. He was also named President of St. Joe Commercial in February 2006, where he had added responsibilities for the Company’s commercial land sales and development businesses. Mr. Greene joined the Company in 1998 and rose to the position of President of the Company’s West Florida residential and resort operations in 2000, responsible for the company’s projects in Walton, Bay and Gulf Counties.

The following compensation elements were approved by the Board in connection with Mr. Greene’s promotion:

- An annual base salary of $700,000 effective March 1, 2008;

- An annual target award under the Company’s short-term incentive plan equal to 100% of base salary starting in 2008;

- An amendment to his employment agreement effective February 15, 2008 to provide a cash payment in the event of his termination without cause equal to 2.0 times the sum of his base salary plus targeted bonus amount, which is the same amount payable in the event of a change in control;

- A grant of 25,000 shares of restricted stock on February 15, 2008 vesting in equal installments over three years; and

- An annual target equity grant under the Company’s stock incentive plans equal to 185% of base salary starting in 2009.

The terms of Mr. Greene's existing employment agreement with the Company are described under the caption "Entry into New Executive Employment Agreements" in the Company's Current Report on Form 8-K dated July 31, 2006, and such description is incorporated by reference herein. A copy of the form of Executive Employment Agreement was filed as Exhibit 10.4 to the Company's Form 8-K dated July 31, 2006. A copy of the Second Amendment to Mr. Greene’s employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Retirement of Peter S. Rummell

As part of the management transition plan, Peter S. Rummell, the Company’s Chairman and Chief Executive Officer, will retire from his position as Chief Executive Officer on May 13, 2008, but will retain his position as Chairman of the Board. The following compensation elements were approved by the Board in connection with Mr. Rummell’s retirement:

- A fee of $250,000 payable to Mr. Rummell in connection with his service as Chairman of the Board through the 2009 annual meeting of shareholders, in addition to the annual fees and other benefits available to all non-employee directors;

- The option to receive cash in lieu of the annual stock grant made to non-employee directors;

- Payment of the expenses associated with maintaining an office separate from the Company’s headquarters for one year; and

- Reimbursement of out-of-pocket fees and dues associated with Mr. Rummell’s membership in certain professional organizations deemed to be beneficial to the Company.

Under the terms of his existing employment agreement, Mr. Rummell is entitled to (1) continued payment of his current base salary and benefits through August 19, 2008; and (2) eligibility to receive a target bonus of 100% of base salary for 2008, if bonuses are awarded by the Compensation Committee for 2008 performance, prorated as of his May 13, 2008 retirement date.

Additional information regarding Mr. Greene’s appointment to Chief Executive Officer and Mr. Rummell’s retirement is set forth in our press release dated February 18, 2008, a copy of which is filed as exhibit 99.1 hereto and is incorporated by reference herein.

Grants of Restricted Stock with Performance-Based Vesting Conditions

On February 12, 2008, the Board of Directors granted shares of restricted stock with performance-based vesting conditions to members of Company management, including the following awards to executive officers: Wm. Britton Greene, President and COO, 96,024 shares; Christopher T. Corr, Executive Vice President and Chief Strategy Officer, 49,044 shares; William S. McCalmont, CFO, 36,138 shares; and Christine M. Marx, General Counsel and Corporate Secretary, 23,804 shares.

The vesting of these shares will be based on the performance of the Company’s stock price from February 12, 2008 through January 31, 2011. The total shareholder return of the Company’s stock during the performance period will be measured and compared to the total shareholder return of the companies within the S&P 500 Index and the S&P Super Composite Homebuilder Index. Once the Company’s percentile rank is determined with respect to each peer group, the Company’s overall percentile rank will be determined by averaging the two ranks, weighting the percentile rank for the S&P 500 Index at 40% and for the S&P Super Composite Homebuilder Index at 60%. The Company’s weighted composite percentile rank will then be used to determine the number of the shares awarded that will actually vest, if any, according to a graduated vesting schedule set forth in each participant’s Restricted Stock Agreement.

If a participant’s employment with the Company terminates for any reason during the performance period, the shares awarded to the participant will be automatically forfeited and canceled. The Restricted Stock Agreement provides, however, that in the event of disability, death, retirement or involuntary termination without cause after 180 days following the grant date, the participant will be eligible to receive a cash payment from the Company at the conclusion of the performance period to the extent the performance conditions are met. The cash payment would be calculated using the value of the Company’s common stock at the time the vesting determination is made and would be prorated for the number of days the Participant was employed during the performance period. If there is a change in control transaction during the performance period, all restricted shares awarded will vest. Again, those participants whose employment terminated prior to the change in control due to disability, death, retirement or involuntary termination without cause after 180 days following the grant date will be eligible to receive a prorated cash payment for their shares.

A copy of the Form of Restricted Stock Agreement used in connection with these grants is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing description of the Form of Restricted Stock Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement, which is incorporated by reference.

On February 12, 2008, Mr. Greene and Mr. Corr were also granted 48,012 and 24,522 shares of restricted stock, respectively, that vest in equal installments over four years. These grants are consistent with those made to members of management other than Messrs. Greene and Corr in October 2007.

2008 Short-Term Incentive Plan

On February 12, 2008, the Board of Directors adopted a Short-Term Incentive Plan for 2008 and designated target awards for each of Messrs. Rummell, Greene, McCalmont and Corr and Ms. Marx, which target awards were calculated as a percentage of each officer's base salary. The target award percentages are 100% for Mr. Rummell (which award would be prorated for his retirement from his position as Chief Executive Officer on May 13, 2008), 100% for Mr. Greene, 65% for Mr. McCalmont, 60% for Mr. Corr and 60% for Ms. Marx. For each percentage variation from the target performance objective, the amount of the projected award will be increased or decreased, as applicable, at twice the rate. Accordingly, goals that are only 50% achieved will result in a 0% projected award, and goals that are exceeded by 50% or more will result in a 200% projected award. After the calculation of the projected cash award based on the achievement of Company performance goals, an individual performance multiplier (up to 150%) may then be applied to determine the actual award under the Plan.

For the 2008 plan, the Compensation Committee established performance goals based on three equally-weighted components of Company performance: (1) the achievement of specified entitlement, enhancement and economic inducer initiatives intended to increase the Company’s land values; (2) the execution of a specified number of new business-to-business agreements; and (3) segment-based revenue targets. During the first quarter of 2009, the Committee will determine the extent to which the 2008 performance goals have been attained for purposes of calculating the actual awards under the plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Second Amendment to Employment Agreement of Wm. Britton Greene dated February 15, 2008.

10.2 Form of Restricted Stock Agreement (with performance-based vesting conditions).

99.1 Press Release dated February 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

February 19, 2008	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement of Wm. Britton Greene dated February 15, 2008
10.2	Form of Restricted Stock Agreement (with performance-based vesting conditions)
99.1	Press Release dated February 18, 2008